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                                                                     Exhibit 5.1


                          [LETTERHEAD OF WHITE & CASE]


August 17, 2001


Koninklijke Ahold N.V.
Albert Heijnweg 1
1507 EH Zaandam
The Netherlands

Ahold Lease U.S.A., Inc.
14101 Newbrook Drive
Chantilly, VA  20151


Ladies and Gentlemen:

     We have acted as special United States counsel for Koninklijke Ahold N.V., a public company with limited liability organized under the laws of The Netherlands ("Royal Ahold"), and Ahold Lease U.S.A., Inc., a corporation organized under the laws of the State of Delaware ("Ahold Lease" and, together with Royal Ahold, the "Registrants"), in connection with the preparation of the Registration Statement on Form F-4 and Form S-4 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), in connection with the Registrants' offer to exchange (the "Exchange Offer") (1) up to $313,665,000 fully accreted aggregate principal amount of new 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-1 Pass Through Certificates"), for any and all of the outstanding unregistered 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust (the "Outstanding A-1 Pass Through Certificates"), and (2) up to $250,720,000 fully accreted aggregate principal amount of new 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-2 Pass Through Certificates" and, together with the New A-1 Pass Through Certificates, the "New Pass Through Certificates"), for any and all of the outstanding unregistered 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust (the "Outstanding A-2 Pass Through Certificates" and, together with the Outstanding A-1 Pass Through Certificates, the "Outstanding Pass Through Certificates"). The Outstanding A-1 Pass Through Certificates have been, and the New A-1 Pass Through Certificates will be, issued pursuant to Pass Through Trust Agreement, Series

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Koninklijke Ahold N.V.
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     A-1, and the Outstanding A-2 Pass Through Certificates have been, and the
New A-2 Pass Through Certificates will be, issued pursuant to Pass Through Trust Agreement, Series A-2, each dated as of February 12, 2001, between Ahold Lease and First Union National Bank, as Pass Through Trustee (the "Pass Through Trust Agreements").

     In so acting, we have examined originals (or copies thereof certified to our satisfaction) of such corporate documents and records of Royal Ahold and Ahold Lease and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In rendering such opinions, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of officers of Royal Ahold and Ahold Lease with respect to the accuracy of material factual matters contained therein that were not independently established. We have also assumed (i) the due incorporation and valid existence of the Pass Through Trustee, (ii) that the Pass Through Trustee has the requisite corporate power and authority to execute and deliver the Pass Through Trust Agreements and perform its obligations thereunder and (iii) that the Pass Through Trust Agreements have been duly authorized, executed and delivered by the Pass Through Trustee.

     Based upon and subject to the foregoing, it is our opinion that, assuming the due and valid authorization, execution, issuance and authentication of the New Pass Through Certificates by the Pass Through Trustee, and the due and valid delivery of the New Pass Through Certificates in exchange for the Outstanding Pass Through Certificates in accordance with the Exchange Offer in the manner described in the Prospectus which is part of the Registration Statement, the New Pass Through Certificates will constitute valid and binding obligations of the relevant Pass Through Trust and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

     We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

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Koninklijke Ahold N.V.
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                                                     Very truly yours,

                                                     /s/ White & Case LLP

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